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                                                                   EXHIBIT 10.17

(TECHTEAM(R) LOGO)

                         TECHTEAM GLOBAL, INC. EXECUTIVE
                              ANNUAL INCENTIVE PLAN
                        Amended Effective January 1, 2006

PURPOSE

The Annual Incentive Plan (AIP) has been established to provide opportunities for Eligible Employees to receive incentive compensation as a reward for high levels of corporate performance as well as individual performance that exceeds the ordinary standards compensated through base salary. The AIP is designed to provide competitive rewards to recognize Eligible Employees who achieve or exceed performance objectives.

ELIGIBLE EMPLOYEES

Participation in the AIP is limited to Eligible Employees. The Company's CEO shall designate the Eligible Employee's participation level prior to the commencement of the Measurement Period. The Compensation Committee shall approve the CEO's designation of Eligible Employees and their Participation Level for the Measurement Period prior to the commencement of the Measurement Period. The Compensation Committee can deem an employee hired during the Measurement Period an Eligible Employee for the length of time the person is employed with the Company.

BONUS POOL

The AIP is funded by the Bonus Pool. The Bonus Pool is up to 25% of the Adjusted Net Income of the Company for the Measurement Period. If the Bonus Pool required should exceed more than 25% of Adjusted Net Income, a statistical percentage will be calculated. Each level will be pro-rated accordingly.

DETERMINATION OF BONUS PAYMENT

The AIP bonus payable to an Eligible Employee will be calculated based on the Company's achievement of its Target Operating Income, Target Revenue and the Eligible Employee's achievement of his/her Individual Target Objectives.

Corporate Objectives

The Target Operating Income and Target Revenue will be established by the Board of Directors prior to the Measurement Period.

Individual Objectives

The Eligible Employee and his/her manager shall establish individual objectives appropriate for the Eligible Employee's job function in light of the Company's business plan. A minimum of three (3) individual objectives should be established. Objectives should be agreed upon by January 1 [or prior to the Measurement Period].

An Eligible Employee's individual performance will be evaluated by the individual's direct supervisor, subject to approval by the Chief Executive Officer.


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BONUS TARGETS

Each Eligible Employee has a Bonus Target Percentage based upon his/her Participation Level. The table below sets forth the Target Bonus Percentage and the weight each objective has in determining the size of the Eligible Employee's bonus.

TABLE 1. BONUS TARGETS PERCENTAGE AND WEIGHTING OF OBJECTIVES

                       Bonus Target                       Revenue    Individual
                      Percentage of   Operating Income   Objective   Objectives
Participation Level    Base Salary    Objective Weight     Weight      Weight
-------------------   -------------   ----------------   ---------   ----------
Level 1                    50%               60%            20%          20%
Level 2                    45%               60%            20%          20%
Level 3                    40%               60%            20%          20%
Level 4                    30%               60%            20%          20%
Level 5                    15%               60%            20%          20%

A Bonus Target Percentage may be increased or decreased based upon the Company's or the Eligible Employee's performance. The following tables set forth the factors for levels of performance for each objective upon which the Bonus Target Percentage will be increased or decreased.

TABLE 2. TARGET OPERATING INCOME FACTOR

RATING FOR MEETING TARGET OPERATING INCOME   BONUS LEVEL FOR TARGET OPERATING INCOME
------------------------------------------   ---------------------------------------
150% or more of Target achieved                                200%
125% of Target achieved                                        150%
100% of target achieved                                        100%
75% of target achieved                                          50%

- Performance that falls between the ranges specified will be interpolated and calculated according to actual achievement.

TABLE 3. TARGET REVENUE FACTOR

RATING FOR TARGET REVENUE                 BONUS LEVEL FOR TARGET REVENUE
-------------------------                 ------------------------------
150% or more of Target Revenue achieved                200%
125% of Target Revenue achieved                        150%
100% of Target Revenue achieved                        100%
75% of Target Revenue achieved                          50%

- Performance that falls between the ranges specified will be interpolated and calculated according to actual achievement.

- IF THE COMPANY DOES NOT REACH AT LEAST 75% OF THE TARGET OPERATING INCOME, NO BONUS WILL BE PAID FOR MEETING ANY LEVEL OF TARGET REVENUE.

TABLE 4. INDIVIDUAL OBJECTIVES FACTOR

RATING FOR MEETING INDIVIDUAL KEY
        TARGET OBJECTIVES                 BONUS LEVEL FOR INDIVIDUAL TARGETS
---------------------------------         ----------------------------------
Exceeds All Key Target Objectives                        125%
Meets All Key Target Objectives                          100%
Meets Majority of Key Target Objectives                   75%
Unacceptable Performance on Objectives                     0%

- IF THE COMPANY DOES NOT REACH AT LEAST 75% OF THE TARGET OPERATING INCOME, NO BONUS WILL BE PAID FOR MEETING ANY LEVEL OF INDIVIDUAL OBJECTIVES.


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BONUS CALCULATION FORMULA

The actual bonus to be paid an Eligible Employee shall be determined based upon the following formula: Bonus = (Base Salary * Bonus Target Percentage* Operating Income Weighting * Target Operating Income Factor) + (Base Salary * Bonus Target Percentage* Revenue Weighting * Target Revenue Factor) + (Base Salary * Target Bonus * Individual Objectives Weighting * Individual Objectives Factor)

EXAMPLE FOR -LEVEL 4

Employee earns $100,000
Target bonus is 30% of base salary: $30,000
Weighting for Target Operating Income is $15,000 (60%)
Weighting for Target Corporate Revenue is $5,000 (20%)
Weighting for meeting Individual Objectives is $5,000 (20%)

If the Company meets 100% of the Target Operating Income and 125% of the Target Revenue and the Eligible Employee meets all key Individual Objectives, the bonus would be calculated as follows in this example:

($100,000 * 0.30 * 0.60 * 1.00) + ($100,000 * 0.30 * 0.20 * 1.5) + ($100,000 *
0.30 * 0.20 * 1.0) = $18,000 + $9,000 + $6,000 = $33,000

PAYMENT TERMS

Bonus payments will be made no later than March 15, subject to change due to IRS regulations. Bonuses will be paid in cash subject to all required tax withholdings as required by the IRS or other local regulations.

PROCESS FOR DETERMINATION OF BONUS

The Company's Chief Financial Officer ("CFO") shall be responsible for determining whether the financial objectives have been met for the purpose of the calculation of the bonus. The CFO shall report to the Compensation Committee on the findings. The Vice President of Human Resources shall be responsible for obtaining the ratings from the direct supervisor associated with the achievement of the individual objectives.

The Chief Executive Officer, in conjunction with the Chief Financial Officer and Vice President of Human Resources, shall prepare for the Compensation Committee a recommendation for the bonuses for all Company officers. As soon as practicable after the close of the Measurement Period, the Compensation Committee shall meet to review and certify in writing, whether, and to what extent, the objectives for the Measurement Period have been achieved. If achieved, the Compensation Committee shall certify in writing the amount of the bonus earned by the executive. Prior to the Compensation Committee's certification, publication of bonus amounts is not permitted.

The Compensation Committee reserves the right to make bonus payments, outside of the guidelines of this plan, if, during any Measurement Period, there exist extraordinary circumstances beyond management control that have a negative effect on the Company's operating income and revenue growth. The CEO can request the Compensation Committee authorize bonus payments in such a circumstance by providing the rationale for said bonuses and the amount of the bonuses to the Compensation Committee. The Compensation Committee may approve, approve with modification, or reject the proposal.

REVIEW OF LIABILITIES

The Chief Financial Officer and Vice President of Human Resources shall meet quarterly to review the status of the plan and record any required liabilities and reserves associated with the plan.


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ADMINISTRATION AND MAINTENANCE OF THE PLAN

The Vice President of Human Resources shall be responsible for the administration and maintenance of the plan.

TERMINATION OF EMPLOYMENT

No bonus will be paid to any individual who is not an employee of the Company on the day of payment. In the event of death during the Measurement Period, the bonus shall be paid to the individual's beneficiary and shall be pro-rated based on the individual's active status and paid at the time of all other bonus payments. In the event of total disability or retirement during the Measurement Period, the bonus shall be based on the individual's pro-rated active status during the Measurement Period.

ENTITLEMENT AND FUNDING

No individual has an earned or vested entitlement to any bonus. No bonus is earned until approved by the Committee and paid. Nothing in this Plan will require the Company to purchase assets or place assets in trust or other entity to which contributions are made or otherwise segregate assets for the purpose of satisfying obligations under the Plan. Individuals will have no rights under the Plan other than as unsecured general creditors.

RIGHT OF EMPLOYMENT

Nothing in this Plan will be construed as creating any contract of employment, conferring upon any individual any right to continue in the employ or service of the Company, limit in any way the right of the Company to change the individual's compensation or other benefits, or to terminate employment or other service of such person with or without cause.

RIGHT TO AMEND OR TERMINATE

The Company reserves the right to amend or terminate the Plan at any time and in any respect.

DEFINITIONS

"Adjusted Net Income" is the net income of the Company for the Measurement Period as reported in the Company's Annual Report on Form 10-K, before the recognition of the expense and the associated tax benefit of the Bonus Pool, and excluding net interest income or expense and the associated tax liability or benefit resulting from that net interest income or expense.

"Base Salary" is the salary of the Eligible Employee paid during the Measurement Period. Should the base salary change mid-year, the bonus shall be pro-rated accordingly.

"Bonus Pool" shall be defined as the available funding mechanism for the Plan.

"Bonus Target" shall be defined as a percentage of the Eligible Employee's salary and is the baseline by which the bonus will be calculated.

"Company" shall be defined TechTeam Global, Inc., a Delaware corporation, and any successor thereto.


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"Eligible Employees" are 1) key senior management personnel (Director-level or above) that have the potential to significantly and positively influence the performance of the Company or business unit for which they are responsible, and
2) are designated to be eligible for participation in the AIP by the CEO prior to the start of the Measurement Period. An employee who is eligible to participate in any other incentive plan, commission or bonus plan is not eligible for the AIP.

"Individual Objectives" is defined as specific, quantifiable, measurable, financial or non-financial objectives.

"Measurement Period" shall be defined as the Company's fiscal year.

"Operating Income" means Operating Income as reported in the Company's Annual Report on Form 10-K.

"Participation Level" is defined as the level of participation designated by the CEO for the Eligible Employee which, in conjunction with Table 1, determines the Eligible Employee's Bonus Target.

"Revenue" means the Company's base and organic revenue.

"Retirement" shall be defined as termination from employment with the Company after reaching the age of sixty-five (65).

"Target Operating Income" means the Operating Income projection for the Measurement Period agreed to by the Company's Board of Directors.


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